Exhibit (e)(3)(xii)

[FORM OF] AMENDMENT NO. 5

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

AXA PREMIER VIP TRUST

AMENDMENT NO. 5, dated as of [            , 2014] (“Amendment No. 5”) to the Amended and Restated Distribution Agreement dated as of July 31, 2003, as amended May 1, 2006 by Amendment No. 1, as amended May 25, 2007 by Amendment No. 2, as amended October 26, 2012 by Amendment No. 3, and as amended October 21, 2013 by Amendment No. 4 (the “Agreement”), between AXA Premier VIP Trust, a Delaware business trust (the “Trust”) and AXA Distributors, LLC (the “Distributor”).

The Trust and the Distributor agree to modify and amend the Agreement, relating to the Class B shares as follows. Unless defined herein to the contrary, terms shall have the meaning given to such terms in the Agreement.

1.	Name Changes. Effective [ , 2014], the following Portfolio’s names shall be changed as follows:

Current Name	New Name
Multimanager Multi-Sector Bond Portfolio	CharterSM Multi-Sector Bond Portfolio
Multimanager Small Cap Growth Portfolio	CharterSM Small Cap Growth Portfolio
Multimanager Small Cap Value Portfolio	CharterSM Small Cap Value Portfolio

2.

Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust for which the Distributor is authorized to distribute Class B shares is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS HEREOF, the parties have executed and delivered this Amendment No. 5 as of the date first above set forth.

AXA PREMIER VIP TRUST	AXA DISTRIBUTORS, LLC

By:	By:

Name:	Steven M. Joenk	Name:	Nicholas B. Lane
Title:	Chairman, President &	Title:	Chairman, President &
	Chief Executive Officer		Chief Executive Officer

SCHEDULE A

AMENDED AND RESTATED DISTRIBUTION AGREEMENT OF

AXA PREMIER VIP TRUST

CLASS B SHARES

Multimanager Aggressive Equity Portfolio

Multimanager Core Bond Portfolio

Multimanager International Equity Portfolio

Multimanager Large Cap Core Equity Portfolio

Multimanager Large Cap Value Portfolio

Multimanager Mid Cap Growth Portfolio

Multimanager Mid Cap Value Portfolio

Multimanager Technology Portfolio

AXA Aggressive Allocation Portfolio

AXA Conservative Allocation Portfolio

AXA Conservative-Plus Allocation Portfolio

AXA Moderate Allocation Portfolio

AXA Moderate-Plus Allocation Portfolio

CharterSM Fixed Income Portfolio

CharterSM Conservative Portfolio

CharterSM Moderate Portfolio

CharterSM Moderate Growth Portfolio

CharterSM Growth Portfolio

CharterSM Aggressive Growth Portfolio

CharterSM Equity Portfolio

CharterSM International Conservative Portfolio

CharterSM International Moderate Portfolio

CharterSM International Growth Portfolio

CharterSM Income Strategies Portfolio

CharterSM Interest Rate Strategies Portfolio

CharterSM Real Assets Portfolio

CharterSM Alternative 100 Conservative Plus Portfolio

CharterSM Alternative 100 Moderate Portfolio

CharterSM Alternative 100 Growth Portfolio

CharterSM Multi-Sector Bond Portfolio

CharterSM Small Cap Growth Portfolio

CharterSM Small Cap Value Portfolio

Target 2015 Allocation Portfolio

Target 2025 Allocation Portfolio

Target 2035 Allocation Portfolio

Target 2045 Allocation Portfolio